Exhibit 99.2

Parker Drilling: Emergence Release

Parker Drilling Successfully Completes Restructuring Process

Emerges From Chapter 11 With Financial Foundation That Will Support Its Strategy for Profitable Growth

HOUSTON, March 26, 2019 /PRNewswire/ — Parker Drilling Company (“Parker” or the “Company”) today announced that it has successfully completed its financial restructuring and emerged from Chapter 11 protection. Parker moves forward with a stronger financial position, having reduced total debt by approximately two-thirds, from $585 million to $210 million, and securing access to $50 million in exit financing. The Company has also raised an additional $95 million through a fully-backstopped equity rights offering.

“Today is an important day in Parker Drilling’s history,” said Gary Rich, President and Chief Executive Officer. “Our new capital structure allows us to pursue profitable growth opportunities and enhances our resiliency across industry cycles. We have always had strong operations, a great team, and loyal customers. Now, we have the right platform on which we can build scale in recovering markets and expand our suite of value-added services and technology-driven solutions to meet customers’ needs across the full drilling cycle.”

Rich continued, “The process we concluded today opens new opportunities for our employees, customers, vendors and investors. We are grateful for the overwhelming support of all our stakeholders during this process and are excited to build on our 85-year legacy of innovation, reliability and efficiency.”

Shares of the Company’s common stock will no longer trade on the OTC Pink Marketplace effective as of March 26, 2019. The Company intends to list its common stock on the New York Stock Exchange (“NYSE”) as soon as possible.

Kirkland & Ellis LLP is serving as legal advisor to Parker in connection with the restructuring. Moelis & Company is serving as Parker’s investment banker, and Alvarez & Marsal is serving as its financial advisor.

For questions regarding the Company’s emergence, contact info@primeclerk.com or call +1.855.631.5345, or +1.347.338.6451 internationally. Please reference “Parker Drilling Share Distributions.”

Cautionary Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the effects of the filing of the Chapter 11 cases on the Company’s business and the interest of various constituents, including stockholders; increased advisory costs to execute the Company’s reorganization; any inability to

Parker Drilling: Emergence Release

maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 cases; the potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets; the failure to obtain a listing of the Company’s common stock on NYSE in a timely manner or at all; changes in worldwide economic and business conditions; fluctuations in oil and natural gas prices; compliance with existing laws and changes in laws or government regulations; the failure to realize the benefits of, and other risks relating to, acquisitions; the risk of cost overruns; the Company’s ability to refinance its debt; and other important factors, many of which could adversely affect market conditions, demand for the Company’s services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Parker Drilling

Parker Drilling provides drilling services and rental tools to the energy industry. The Company’s Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company’s Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company’s website at www.parkerdrilling.com.

Contact:

Nick Henley

Director, Investor Relations

(+1) (281) 406-2082

nick.henley@parkerdrilling.com